UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas

75248

(Address of principal executive offices)

(Zip Code)

(972) 931-4300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 7.01              Regulation FD Disclosure.

Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “Company,” “we,” “our” or “us”), will send in fourth quarter 2012 stockholder account statements a letter to its stockholders that discusses the completion of the Company’s recent self-management transaction, as well as the updated estimated value per share, distribution policy and redemptions. A copy of this letter, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 8.01              Other Events.

Determination of Estimated Per Share Value

On December 17, 2012, pursuant to our Second Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors met and established an estimated per share value of the Company’s common stock equal to $4.01 per share.  This estimate is being provided solely to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements.   The estimated value per share set forth above will first appear on the fourth quarter 2012 stockholder account statements that will be mailed in January 2013.

Process and Methodology

Our board of directors’ objective in determining an estimated value per share was to arrive at a value that it believes is reasonable and supportable using what the board of directors deems, after consultation with Altus Group U.S., Inc. (“Altus”) and the Company’s management team, to be appropriate valuation methodologies and assumptions under then current circumstances and appropriate processes and procedures in accordance with the Estimated Valuation Policy.  Altus is an independent, third party real estate research, valuation and advisory firm engaged by the Company.  Altus does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party, and there are no material conflicts of interest between Altus, on one hand, and the Company or any of our officers or directors, on the other.

Altus was engaged to appraise substantially all of our real estate assets individually, as well as to estimate the fair value of our notes payable. The Company’s management team estimated the fair value of the other net assets.  In arriving at the estimated value per share, the board reviewed the valuation analysis and methodologies used by Altus for the real estate assets and the notes payable and used by the Company’s management team for other net assets, which methodologies the board believes are standard and acceptable in the real estate industry for the types of assets held and liabilities owed by the Company.  The board of directors conferred with both Altus and the Company’s management team regarding the methodologies and assumptions used.  The board of directors, including a majority of the independent directors not otherwise interested in the estimated valuation, considered all information provided in light of its own familiarity with our assets and unanimously approved an estimated value of $4.01 per share.

The estimated valuation of $4.01 per share as of December 17, 2012 reflects a decrease from the estimated valuation of $4.64 per share as of December 2011.  Four factors primarily contributed to this decrease.  First, there has been very little economic recovery in the Company’s real estate markets over the past 12 months.  As a result, subsequent to the 2011 estimated valuation, we did not experience the annual market rent growth that was anticipated to occur in 2012, which contributed to a decline in the estimated value of our real estate of $0.13 per share.   Second, the impact to our debt obligations of significantly lower interest rates contributed to a decline in the estimated valuation of $0.25 per share.  Third, the payment of distributions to our stockholders resulted in a decline of $0.10 per share, and finally, the use of our other assets, primarily cash and cash equivalents and restricted cash, to fund leasing and other operating costs resulted in a decrease in other net assets of $0.15 per share as compared to 2011.

The following is a summary of the valuation methodologies used for each type of asset:

Investments in Real Estate.  Altus estimated the value of our investments in real estate by using a discounted cash flow analysis based on the anticipated hold period, supported by a sales comparison approach analysis, to estimate values of substantially all of the properties in our portfolio.  Altus calculated the value of our investments in real estate using management-prepared cash flow estimates beginning with actual results for the nine months ended September 30, 2012, and giving effect to forecasted cash flows for the fourth quarter of 2012.  Altus then employed a range of terminal capitalization rates, discount rates, growth rates and other variables that fell within ranges Altus and the board believe would be used by similar investors to value the properties we own.  Altus used assumptions in developing these estimates that were specific to each property (including holding periods) and that were determined based on a number of factors, including the market in which the property is located, the specific location of the property within the market, the quality of the property compared to its competitive set, the available space at the property and the market, tenant demand for space and investor demand and return requirements.  These cash flow estimates and other assumptions were developed for each property by Altus with input from the Company’s management team based on their industry knowledge and expertise in managing commercial real estate, and Altus confirmed that the data, techniques, assumptions and resulting estimates were supported by information gathered from peer properties housed in their extensive proprietary database.  To further support the assumptions and the results of the discounted cash flow analysis, Altus researched and analyzed comparable sales transactions in each of the individual markets.

While we believe a discounted cash flow analysis is standard in the real estate industry and an acceptable valuation methodology to determine fair value in accordance with generally accepted accounting principles in the United States (“GAAP”), the estimated values for our investments in real estate may or may not represent current market values or fair values determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

Notes Payable. Altus estimated the value of our notes payable using a discounted cash flow analysis. The cash flows were based on the remaining loan terms and on estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio and type of collateral.  The board reviewed the assumptions employed and determined they were appropriate and reasonable in estimating the value of our notes payable.

Other Assets and Liabilities. The carrying values of a majority of our other assets and liabilities, consisting of cash, restricted cash, accounts receivable, accounts payable and accrued liabilities, are considered to be equal to fair value due to their short maturities. Certain balances, such as acquired above/below market leases, have been eliminated for the purpose of estimating the per share value due to the fact that the value of those assets and liabilities were already considered in the valuation of the respective investments.

Our estimated value per share was calculated by aggregating the value of our real estate, notes payable and other net assets, and dividing the total by the number of common shares and limited partnership units outstanding at the determination date of December 17, 2012.  Our estimated share value does not reflect “enterprise value,” which generally could include a premium for:

•                  the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•                  the value related to an in-place workforce;

•                  any other intangible value associated with a going concern; or

•                  the possibility that our shares could trade at a premium to net asset value if we listed them on a national securities exchange.

The estimated per share value also does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our debt, or a discount for our corporate level overhead.

Allocation of Estimated Value

Our estimated per share value was allocated amongst our asset types as follows for 2012 as compared to 2011:

	2012	2011
Real estate assets, including investments in real estate entities (1)	$11.24	$12.24
Debt, including obligations of real estate investment activities	(7.25)	(7.77)
Other net assets	0.02	0.17
Estimated net asset value per share (2)	$4.01	$4.64

(1)         The following are the key assumptions (shown on a weighted average basis) that were used in the discounted cash flow models to estimate the value of the real estate assets we currently own (excluding nine properties valued at $164.1 million that are encumbered by non-recourse debt in the same amount) within the December 2012 and 2011 valuations:

	2012	2011
Exit capitalization rate	7.04%	7.12%
Discount rate	8.06%	8.43%
Annual market rent growth rate (a)	3.52%	3.46%
Annual holding period	9.81 years	9.76 years

(a)                                 Rates reflect estimated compounded annual growth rates (CAGRs) for market rents over the holding period.  The range of CAGRs shown is the constant annual rate at which the market rent is projected to grow to reach the market rent in the final year of the hold period for each of the properties.

While the board believes that these assumptions are reasonable, a change in these assumptions would impact the calculation of value of our real estate assets.  For example, assuming all other factors remain unchanged, an increase in the weighted average discount rate of 25 basis points would yield a decrease in the value of our real estate assets of 1.9%, while a decrease in the weighted average discount rate of 25 basis points would yield an increase in the value of our real estate assets of 1.9%. Likewise, an increase in the weighted average exit capitalization rate of 25 basis points would yield a decrease in the value of our real estate assets of 2.2%, while a decrease in the weighted average exit capitalization rate of 25 basis points would yield an increase in the value of our real estate assets of 2.4%.

(2)         Based on 299,640,837 and 297,688,357 common shares and limited partnership units outstanding at December 31, 2012 and 2011, respectively.

The aggregate purchase price of our properties owned as of December 17, 2012, including capital expenditures made subsequent to the acquisition date, is $4.124.7 million.  As of December 17, 2012, the estimated value of the Company’s real estate assets, including investments in real estate activities, is $3,668.1 million.

Limitations of Estimated Value Per Share

As with any valuation methodology, our methodology was based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our board’s estimated value per share.  The estimated per share value determined by our board of directors neither represents the fair value according to GAAP of our assets less liabilities, nor does it represent the amount our shares would trade at on a national securities exchange or the amount a stockholder would obtain if he tried to sell his shares or if we liquidated our assets.

Accordingly, with respect to the estimated value per share, we can give no assurance that:

•             a stockholder would be able to resell his shares at this estimated value;

•             a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale or merger of the Company;

•             our shares would trade at the estimated value per share on a national securities exchange; or

•             the methodologies used to estimate our value per share would be acceptable to FINRA or the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on April 16, 2010.

The estimated value of our shares was calculated as of a particular point in time.  The value of our shares will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital market activities, and specific attributes of the properties and leases in our portfolio.

Modifications to Distribution Policy and Share Redemption Program

On December 19, 2012, the board of directors of the Company approved the suspension of monthly distribution payments to stockholders and quarterly redemptions under the Company’s Fourth Amended and Restated Share Redemption Program.  As noted in previous filings, distributions are authorized at the discretion of our board of directors based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will be declared again in any future periods or at any particular rate.

Given the costs resulting from our recent leasing efforts, the anticipated cost of increasing our occupancy and the upcoming refinancing of our One Financial Place property in Chicago, Illinois that will likely require additional equity, the board of directors believes it is prudent to preserve capital and protect the Company’s financial position by eliminating distributions and redemptions at this time.

Distribution Reinvestment Plan

In accordance with our Second Amended and Restated Distribution Reinvestment Plan (“DRP”), distributions may be reinvested in shares of our common stock at a price equal to $4.01 per share, which is the estimated per share value disclosed above.  However, given the modification to the Company’s distribution policy noted above, no additional shares will be issued under the Company’s DRP until such time as future distributions, if any, are made.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements relating to the business and financial outlook of the Company that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this Report. Such factors include those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 9, 2012, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed with the SEC on November 9, 2012.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Letter to Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 20, 2012	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal

Exhibit Index

Exhibit No.	Description

99.1	Letter to Stockholders